UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2011

TABLE TRAC, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-288383	88-036568
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15612 Highway 7, STE 331
Minnetonka, Minnesota 55345
(Address of principal executive office)

(952) 548-8877
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 8, 2011, Bob Siqveland, a director of Table Trac, Inc. (the “Company”), resigned his position as director effective immediately.  Mr. Siqveland continues to serve as Secretary of the Company.

Effective as of December 8, 2011, the Board of Directors of the Company appointed Glenn Goulet to serve as a director.  Mr. Goulet currently serves as the Company’s Chief Executive Officer, a position he has held since July 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TABLE TRAC, INC.
(Registrant)

Date: December 14, 2011	By:	/s/ Brian Hinchley
Brian Hinchley
Chief Financial Officer